Exhibit 16.1

September 23, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by GWG Holdings, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of GWG Holdings, Inc. dated September 23, 2020. We agree with the statements concerning Whitley Penn LLP in such Form 8-K.

/s/ Whitley Penn LLP

Whitley Penn LLP

Dallas, Texas